Shenzhen Pengsangpu Solar Industrial
Products Corporation

Condensed Financial Statements
For The Three Months Ended March 31, 2008
(Unaudited)

ZHONG YI (HONG KONG) C.P.A. COMPANY LIMITED

Certified Public Accountants

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007	F-3
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007	F-4
Condensed Consolidated Statements of Stockholders’ Equity for the three months ended March 31, 2008	F-5
Notes to Condensed Consolidated Financial Statements	F-6 to F-13

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))

	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$87,316	$122,501
Restricted cash	84,304	80,941
Accounts receivable, trade	510,269	423,137
Inventories	325,429	345,363
Net investment in sales-type leases, current	143,317	137,599
Prepayments and other receivables	217,606	91,180

Total current assets	1,368,241	1,200,721

Non-current assets:
Net investment in sales-type leases, non-current	823,489	757,662
Property, plant and equipment, net	1,275,287	1,312,138

Total non-current assets	2,098,776	2,069,800

TOTAL ASSETS	$3,467,017	$3,270,521

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Short-term bank loan	$710,668	$806,672
Accounts payable, trade	908,124	795,958
Deferred revenue	25,903	21,451
Accrued liabilities and other payables	211,294	192,007

Total current liabilities	1,855,989	1,816,088

Total liabilities	1,855,989	1,816,088

Owners’ equity:
Registered and paid-in capital	1,598,979	1,598,979
Distribution to owners	(1,190,756)	(1,190,756)
Accumulated other comprehensive income	276,506	167,717
Statutory reserve	74,508	74,508
Retained earnings	851,791	803,985

Total owners’ equity	1,611,028	1,454,433

TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,467,017	$3,270,521

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2008	2007

Revenue, net:
Product sales	$71,144	$44,106
Project revenue	322,776	15,879
Total revenue, net	393,920	59,985

Cost of revenue: (exclusive of depreciation)
Cost of products	57,521	32,036
Cost of projects	160,829	-
Total cost of revenue	218,350	32,036

Gross profit	175,570	27,949

Operating expenses:
Depreciation	44,673	10,376
General and administrative	39,681	28,429
Total operating expenses	84,354	38,805

Income (loss) from operations	91,216	(10,856)

Other income (expenses):
Other income	-	8,572
Interest expense	(43,087)	(10,568)
Total other expenses	(43,087)	(1,996)

Income (loss) before income taxes	48,129	(12,852)

Income tax expense	323	319

NET INCOME (LOSS)	$47,806	$(13,171)

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Three months ended March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$47,806	$(13,171)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44,673	10,376
Interest income from sales-type leases	(34,026)	(15,879)
Change in operating assets and liabilities:
Accounts receivable, trade	(69,551)	196,348
Inventories	(21,731)	(403,996)
Prepayments and other receivables	(118,678)	(408,622)
Accounts payable	115,121	247,828
Deferred revenue	3,560	-
Accrued liabilities and other payables	75,245	(28,105)
Net cash provided by (used in) operating activities	42,419	(415,221)

Cash flows from investing activities:
Proceeds from leases receivable	35,830	15,879
Net cash provided by investing activities	35,830	15,879

Cash flows from financing activities:
Drawdown from short-term bank loans	-	699,938
Repayment of short-term bank loans	(129,528)	-
Contribution from (distribution to) owners	-	(108,415)
Net cash provided by (used in) financing activities	(129,528)	591,523

Effect of exchange rate changes on cash and cash equivalents	16,094	1,011

NET CHANGE IN CASH AND CASH EQUIVALENTS	(35,185)	193,192

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	122,501	25,912
CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,316	$219,104

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$12,437	$14,117

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
CONDENSED STATEMENTS OF CHANGE IN OWNERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2008
(Currency expressed in United States Dollars (“US$”))
(Unaudited)

	Registered and paid-in capital	Distribution to owners	Accumulated other comprehensive income	Statutory reserve	Retained earnings	Total owner’s equity

Balance as of January 1, 2008	$1,598,979	$(1,190,756)	$167,717	$74,508	$803,985	$1,454,433

Foreign currency translation adjustment	-	-	108,789	-	-	108,789
Net income for the period	-	-	-	-	47,806	47,806
Balance as of March 31, 2008	$1,598,979	$(1,190,756)	$276,506	$74,508	$851,791	$1,611,028

See accompanying notes to financial statements.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

1. BASIS OF PRESENTATION
The accompanying condensed consolidated balance sheet as of December 31, 2007 has been derived from audited financial statements and the accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the interim reporting requirements of Regulation S-X. They do not include all of the information and footnotes for complete consolidated financial statements as required by GAAP. In management's opinion, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2007.

The results of operations for the three months ended March 31, 2008 and 2007 presented are not necessarily indicative of the results to be expected for the year.

There is no provision for dividends for the quarter to which this quarterly report relates.

2. ORGANIZATION AND BUSINESS BACKGROUND

Shenzhen Pengsangpu Solar Industrial Products Corporation (“the Company”) was incorporated as a limited liability company in the People’s Republic of China (“PRC”) on September 23, 1993. Its registered capital was Renminbi Yuan (“RMB”) 2,650,000 (equivalent to $353,333) and contributed by three individuals namely, Mr Renzheng Qiu, Mr Hanwen Chen and Mr Hongde Chen

On July 13, 2006, the registered capital was approved to increase to $1,706,666 (RMB12,800,000) by an injection of additional capital of $1,353,333 (RMB10,150,000) by the existing owners and a new owner, Shenzhen Shunda Solar Energy Co., Ltd registered in the PRC.

On April 18, 2007, Shenzhen Shunda Solar Energy Co. entered an Equity Exchange Agreement to transfer its interest of 0.23% in the Company to Mr Chen Hanwen.

On May 30, 2007, Mr Hongde Chen entered an Equity Exchange Agreement to transfer his 34.77% interest in the Company to Mr Chen Hanwen.

On July 24, 2007, Mr Chen Hanwen entered an Equity Exchange Agreement to transfer his 3.33% interest in the Company to Mr Renzheng Qiu and his 28.33% interest in the Company to Mr Bin Luo, respectively.

On January 9, 2008, the Company entered into an Equity Purchase Agreement and a Complementary Agreement (the “Agreements”) with Beijing Deli Solar Technology Development Co., Ltd, a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, China Solar and Clean Energy Solutions, Inc. agreed to purchase 100% equity interest in the Company. The accounting date of the acquisition was April 1, 2008 and was accounted for under the purchase method. SZPSP results of operations have been not included in the three months ended March 31, 2008 consolidated financial statements. See note12.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

The Company is principally engaged in the re-sale of energy-saving related heating products such as heat pipes, heat exchangers, pressure water boilers, solar energy water heaters and radiators. The Company currently operates a distribution facility in Shenzhen City, the PRC.

All the customers are located in the PRC.

3. RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

4. PREPAYMENTS AND OTHER RECEIVABLES

A summary of prepayments and other receivables was:

	As of
	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Prepayments	$195,833	$54,936
Value added tax receivable	21,773	20,904
Deposits to vendors	-	8,347
Advance to employees	-	6,993

	$217,606	$91,180

5.  INVESTMENT IN SALES-TYPE LEASES

Starting from 2007, the Company engages in installing energy-saving facilities and leasing the equipment facilities to customers under sales-type leasing arrangement.

The components of the lease receivable, net, are as follows:

	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Gross minimum lease receivables	$2,039,570	$2,112,360
Estimated residual value of leased assets	36,574	36,574
Less: unearned interest income	(1,109,338)	(1,253,673)
	966,806
Net investment in sales-type leases		895,261
Less: current portion	(143,317)	(137,599)

Net investment in sales-type leases, non-current	$823,489	$757,662

As of March 31, 2008, the future minimum rentals to be received on non-cancelable sales-type leases are as follows:

Years ending March 31,
2009	143,317
2010	143,317
2011	143,317
2012	143,317
2013	143,317
Thereafter	1,322,985
$2,039,570

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

6. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:
	As of
	March 31, 2008	December 31, 2007
	(Unaudited)	(Note 1)
Plant and machinery	$1,310,877	$1,310,877
Office equipment	79,183	79,183
Motor vehicles	145,184	145,184
Foreign translation difference	69,946	65,775
	1,605,190	1,601,019

Less: accumulated depreciation	315,260	270,587
Less: foreign translation difference	14,643	18,294
Net book value	$1,275,287	$1,312,138

Depreciation expense for the three months ended March 31, 2008 and 2007 were $44,673 (unaudited) and $10,376 (unaudited), respectively.

7. SHORT-TERM BANK LOAN

As of March 31, 2008, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $144,684 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $511,294 (unaudited) with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

As of December 31, 2007, the short-term bank loan is as follows:

The Company has a short-term bank loan of $54,690 with an independent financial institution in the PRC, which is secured with interest rate at 6.63% per annum payable quarterly, with principle due July 19, 2008. It was pledged by the accounts receivable of the Company.

The Company has a short-term bank loan of $205,086 with an independent financial institution in the PRC, which is secured with interest rate at 6.57% per annum payable quarterly, with principle due June 29, 2008. It is personally guaranteed by the owner, Mr Renzheng Qiu of the Company.

The Company has a short-term bank loan of $546,896 with an independent financial institution in the PRC, which is secured with interest rate at 6.75% per annum payable quarterly, with principle due October 12, 2008. It is personally guaranteed by the owner, Mr Chen Hanwen of the Company.

8. DISTRIBUTION TO OWNERS

As of March 31, 2008, the distribution amount to owners, Mr Renzheng Qiu, Mr Chen Hanwen and Mr Bin Luo totaled, $1,190,756.

9. INCOME TAXES

The Company is subject to taxes in the PRC. Pursuant to the PRC Income Tax Laws, the Company is generally subject to enterprise income tax (“EIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax). Since the Company is registered and operates in Shenzhen, the PRC and is recognized as “Manufacturing Enterprise Located in Special Economic Zone”, it is entitled to EIT at a preferential tax rate of 15%.

On July 25, 2006, the Company was classified as an Advanced Technology Enterprise in the PRC. The Company is exempted from EIT for the first two profit making years and then the EIT is reduced to 15% in the following three years.

The Company was exempted from EIT due to cumulative tax losses for the year ended December 31, 2006.

As of December 31, 2006, the Company has approximately $142,169 of cumulative tax losses which can be carried forward indefinitely to offset future taxable income. The deferred tax assets for the Company as of December 31, 2006 consisted mainly of tax losses and for which a full valuation allowance has been provided, as the losses were fully utilized in 2007 without a tax reductive benefit to the Company due to the exemption from EIT under the tax concession policy for an Advanced Technology Enterprise.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. The Company is entitled to tax concession policy for an Advanced Technology Enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether the Company can continue to enjoy the unexpired tax holidays.

The Company’s effective income tax rates for the three months ended March 31, 2008 and 2007 were both 15%.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

10. SEGMENT INFORMATION - BUSINESS SEGMENTS

The Company currently operates in two principal business segments: (i) sale of components, (ii) provision of energy-saving projects. The Company had no inter-segment sales for the period ended March 31, 2008 and 2007. The Company’s reportable segments are strategic business units that offer different products and services.

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the period ended March 31, 2008:

	Sale of products	Energy-saving projects	Total

Revenue, net	$71,144	$322,776	$393,920
Cost of revenue	57,521	160,829	218,350
Gross profit	$13,623	$161,947	$175,570

Summarized financial information that is directly attributable to the Company’s reportable segments is shown in the following table for the year ended March 31, 2007:

	Sale of products	Energy-saving projects	Total

Revenue, net	$44,106	$15,879	$59,985
Cost of revenue	32,036	-	32,036
Gross profit	$12,070	$15,879	$27,949

For the period ended March 31, 2008 and year ended December 31, 2007, all assets and operating facilities are located in the PRC.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

11. CONCENTRATION AND RISK

(a) Major customers

No revenue from customers that individually represent greater than 10% of the total revenue for each of the three months ended March 31, 2008 and 2007.

(b) Major vendors

No purchase from vendors that individually represent greater than 10% of the total purchase for the each of the three months ended March 31, 2008 and 2007.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable and sales-type leases. The Company performs ongoing credit evaluations of its customers' financial condition, but does not require collateral to support such receivables.

(d) Interest rate risk
As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)  Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of the RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

12. SUBSEQUENT EVENTS

On January 9, 2008, the Company entered into an Equity Purchase Agreement and Complementary Agreement to the Equity Purchase Agreement with Beijing Deli Solar Technology Development Co., Ltd (“Deli Solar (Beijing)”), a wholly-owned subsidiary of China Solar and Clean Energy Solutions, Inc. (“China Solar”), a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “CSOL”. Pursuant to the Agreements, Deli Solar (Beijing) agreed to acquire 100% of the outstanding equity interest of the Company from its shareholders. On March 25, 2008, both parties signed a Supplmentary Agreement to the Equity Purchase Agreement and the Complementary Agreement to amend and supplement the previous agreements and set forth the final terms of the total purchase price and payment method of the acquisition.

SHENZHEN PENGSANGPU SOLAR INDUSTRIAL PRODUCTS CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”))

Under the agreements, Deli Solar (Beijing) agreed to purchase the 100% equity interest of the Company from its three shareholders.  $4,087,832 (RMB 28.8 million) of the purchase price was payable in cash. The three shareholders of the Company agreed to loan the cash proceeds back to the Company interest free to be used for working capital. Fifty (50%) of the principal amount of the loan is required to be paid prior to March 31, 2009 and the remaining 50% balance is required to be paid prior to March 31, 2010.

In addition to the cash portion of the purchase price, the parties agreed to an additional consideration of RMB 20 million (approximately $2,839,458) to represent the agreed-upon value of the Company’s intangible assets.

This portion is required to be paid in the form of 1,419,729 shares of the common stock of China Solar (which was based on the average closing price of the common stock for the 30 days immediately preceding the execution of the Complementary Agreement (the “Share Price”)), provided that if on March 31, 2010 the common stock price is lower than the Share Price, China Solar will pay the difference. Fifty percent (50%) of these shares will be transferable and unrestricted on or after March 31, 2009 and the remaining fifty percent (50%) will be transferable on or after March 31, 2010. The shares are required to be transferred to the Company within 180 days of the closing.  In addition, as part of the purchase price, the shareholders of the Company will receive five years warrants to purchase a total of 141,973 shares of common stock at an exercise price of $2.50 per share, subject to future adjustment for stock splits and stock dividend.

The Company warranted in the Complementary Agreement that if (i) its sales revenue is less than RMB 99 million (approximately $13,670,068) with an after-tax net profit of less than RMB 9.43 million (approximately $1,302,108) for the year ended December 31, 2008; or (ii) if in the year ended December 31, 2009, it does not reach the targeted sales revenue of RMB 143.9 million (approximately $19,868,336) or the after-tax net profit of RMB 12.13 million (approximately $1,674,789), the Company will pay the difference between the revenue and the targeted revenue of the year specified by reducing the amount payable on the shareholders’ loan. If the shareholders’ loan is not sufficient to pay the difference, the common shares held by the Company will be returned to China Solar to the extent necessary for the remaining balance.